EXHIBIT (d)(2)

Schedule A

Master Portfolios advised by BlackRock Fund Advisors

Investment Advisory Fee

Master Portfolio	Advisory Fee Rate
LifePath® Retirement Master Portfolio	0.35%

LifePath® 2020 Master Portfolio	0.35%

LifePath® 2025 Master Portfolio	0.35%

LifePath® 2030 Master Portfolio	0.35%

LifePath® 2035 Master Portfolio	0.35%

LifePath® 2040 Master Portfolio	0.35%

LifePath® 2045 Master Portfolio	0.35%

LifePath® 2050 Master Portfolio	0.35%

LifePath® 2055 Master Portfolio	0.35%

Active Stock Master Portfolio	Not exceeding $1 billion $1 billion - $3 billion $3 billion - $5 billion $5 billion - $10 billion Greater than $10 billion	0.25% 0.24% 0.23% 0.22% 0.21%

Bond Index Master Portfolio	0.04%

S&P 500 Stock Master Portfolio	0.04%

Money Market Master Portfolio	0.10%

Prime Money Market Master Portfolio	0.10%

Treasury Money Market Master Portfolio	0.10%

Russell 1000® Index Master Portfolio	0.03%

ACWI ex-U.S. Index Master Portfolio	0.03%

LifePath® Index Retirement Portfolio	0.05%

Schedule A-1

LifePath® Index 2020 Master Portfolio	0.05%

LifePath® Index 2025 Master Portfolio	0.05%

LifePath® Index 2030 Master Portfolio	0.05%

LifePath® Index 2035 Master Portfolio	0.05%

LifePath® Index 2040 Master Portfolio	0.05%

LifePath®Index 2045 Master Portfolio	0.05%

LifePath® Index 2050 Master Portfolio	0.05%

LifePath® Index 2055 Master Portfolio	0.05%

Investment Advisory Contract

Schedule A, dated December 1, 2009

Amended: May 19, 2010

Amended: February 14, 2011

Amended: May 17, 2011

Amended: June 1, 2011

Amended: December 28, 2012

Amended: March 21, 2014

Amended: April 30, 2015

Schedule A-2

Schedule B

Master Portfolios advised by BlackRock Advisors, LLC

Investment Advisory Fee

Master Portfolio	Advisory Fee Rate
CoreAlpha Bond Master Portfolio	Not exceeding $1 billion $1 billion - $3 billion $3 billion - $5 billion $5 billion - $10 billion Greater than $10 billion	0.25% 0.24% 0.23% 0.22% 0.21%

International Tilts Master Portfolio	Not exceeding $1 billion $1 billion - $3 billion $3 billion - $5 billion $5 billion - $10 billion Greater than $10 billion	0.40% 0.38% 0.36% 0.35% 0.34%

Investment Advisory Contract

Schedule B, dated December 28, 2012

Amended: September 18, 2013

Schedule B-1